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                                                                   Exhibit 10.17
                                   AMENDMENT
                                       TO
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


     This Amendment to Loan and Security Agreement is entered into as of March 2, 1998, by and between Silicon Valley Bank ("Bank") and Optika Imaging Systems, Inc. ("Borrower").

                                    RECITALS
                                    --------

     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 16, 1995, as amended from time to time (the "Agreement"). The parties desire to amend the Agreement in Accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. Bank waives Borrower's obligations to comply with the profitability covenant set forth in section 6.14 of the Agreement as of December 31, 1997. Such waiver does not constitute a waiver (i) of compliance with that section as of any other date, (ii) of any other failure by Borrower to comply with the Agreement or any other Events of Default, now existing or hereafter arising, or
(iii) Bank's right to require compliance at all times with the terms and conditions of the Agreement. Bank reserves all rights under the Agreement and under applicable law.

     2. The following term is revised in Section 1.1, as follows:

        "Maturity Date" means - June 2, 1998

     3. Section 2.3(a) is amended in its entirety to read as follows:

        "(a) Interest Rate. Except as set forth in Section 2.3(b), any
             -------------
     Advances shall bear interest, on the average Daily Balance, at a floating rate equal to the Prime Rate, and any Equipment Advances shall bear interest on the outstanding balance at a floating rate equal to two (2) percentage points above the Prime Rate."

     4. Section 6.16 Debt Service Coverage is amended in its entirety to read as
                     ---------------------
        follows:

        "6.16 [Intentional omitted.]"

     5. Exhibit "D" is replaced in its entirety with the Exhibit "D" attached hereto.

     6. In connection with this Amendment, Borrower shall pay Bank a fee of $1,875, plus all Bank Expenses incurred in connection with the preparation of this Amendment.

     7. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

     8. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment (except such representations and warranties to be expressly true as of a specific date), and that no unwaived or uncured Event of Default has occurred and is continuing.
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     9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.



                              OPTIKA IMAGING SYSTEMS, INC.


                              By: /s/ Steven M. Johnson
                                 -----------------------

                              Title:  Chief Financial Officer
                                    --------------------------



                              SILICON VALLEY BANK


                              By:  /s/ Frank Amaroso
                                 --------------------

                              Title:  Assistant Vice-President
                                    ---------------------------